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                                                                     EXHIBIT 4.9


                             REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of July 1, 2004, by and between Hayes Lemmerz International, Inc., a Delaware corporation (the "Company") and AP Wheels, LLC, a Delaware limited liability company ("Apollo").

         WHEREAS, Apollo and the Company are party to a Registration Agreement (the "Registration Agreement") dated as of October 30, 2003; and

         WHEREAS, in connection with the sale of shares of Common Stock pursuant to the registration statement on Form S-3 filed by the Company with the SEC on November 14, 2003, as amended, the Company agreed to grant Apollo certain registration rights as set forth herein.

         In consideration of the premises and mutual agreements set forth herein, the parties hereto hereby agree as follows:

1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person controlling, controlled by, or under direct or indirect common control with, such Person, and, in addition with respect to Apollo, each of the members of Apollo or the partners of such members. For the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms "controlling" and "controlled" shall have the meanings correlative to the foregoing.

         "Apollo Registration Rights" has the meaning set forth in Section 2(f) hereof.

         "Apollo's Legal Fees" has the meaning set forth in Section 7 hereof.

         "Beneficial ownership" shall have the meaning ascribed to such term in Rule 13-d, as in effect on the date hereof, promulgated under the Exchange Act; and the terms "beneficially owned," "owned beneficially" and like terms shall have correlative meanings.

         "Common Stock" means the shares of common stock, $.01 par value, of the Company, as adjusted to reflect any merger, consolidation, recapitalization, reclassification, stock split, stock dividend, rights offering, reverse stock split or other action made, declared or effected with respect to the Common Stock.
         "Company Piggy-Back Shares" has the meaning set forth in Section 2(c) hereof.

         "Demand Notice" has the meaning set forth in Section 2(a) hereof.

         "Demand Registration" has the meaning set forth in Section 2(a) hereof.

         "Effected Demand Registration" has the meaning set forth in
         Section 2(e) hereof.



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         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Excess Expenses" has the meaning set forth in Section 7 hereof.

         "Expenses" means all expenses incident to the Company's performance of or compliance with its obligations under this Agreement, including, without limitation, all registration, filing, listing, stock exchange and NASD fees, all fees and expenses of complying with state securities or blue sky laws (including fees, disbursements and other charges of counsel for the underwriters of an underwritten public offering in connection with blue sky filings), all word processing, duplicating and printing expenses, messenger and delivery expenses, all travel and other "roadshow" expenses, all rating agency fees, the fees, disbursements and other charges of counsel for the Company and of its independent public accountants, including the expenses incurred in connection with "cold comfort" letters required by or incident to such performance and compliance, and any fees and disbursements of the underwriters of an underwritten public offering customarily paid by issuers or sellers (if the Company is selling securities in connection with a registration subject to the terms of this Agreement) of securities, but excluding expenses incurred by the Company in connection with filings made pursuant to the Exchange Act and in connection with the underwriting discounts and commissions and applicable transfer taxes, if any, related to the sale of shares of Common Stock by Persons other than the Company, which discounts, commissions and transfer taxes shall be borne by the respective seller or sellers of such shares of Common Stock in all cases.

         "Indemnified Party" has the meaning set forth in Section 8(c) hereof.

         "Indemnifying Party" has the meaning set forth in Section 8(c) hereof.

         "Losses" has the meaning set forth in Section 8 hereof.

         "NASD" means NASD, Inc.

         "NASDAQ "means the National Association of Securities Dealers Automated Quotation System.

         "Permitted Delay Period" has the meaning set forth in Section 2(a) hereof.

         "Person" means an individual, partnership, joint venture, limited liability company, corporation, trust, or any other entity or organization, including a government or political subdivision or a department, agency or instrumentality thereof.

         "Piggy-Back Registration" has the meaning set forth in Section 3(a) hereof.

         "Preferred Stock" means the Series A cumulative, redeemable, exchangeable Preferred Stock of HLI Operating Company, Inc., $.01 par value.

         "Pro Rata Portion" has the meaning set forth in Section 7 hereof.

         "Pro Rata Portion of Piggyback Expenses" has the meaning set forth in
Section 7 hereof.


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         "Prospectus" means the prospectus included in any Registration
Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated or deemed to be incorporated by reference in such prospectus.

         "Registrable Common Stock" means the shares of Common Stock beneficially owned by Apollo and any of its Affiliates, including any shares of Common Stock received upon exercise of the Warrants or in exchange for the Preferred Stock; provided, however, that Registrable Common Stock shall cease to be Registrable Common Stock upon any sale or distribution thereof to Persons other than an Affiliate of Apollo.

         "Registration Statement' means any registration statement of the Company which covers any of the Registrable Common Stock pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated or deemed to be incorporated by reference in such registration statement.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Term" has the meaning set forth in Section 11 (a) hereof.

         "Underwritten Registration or Underwritten Offering" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         "Warrants" means the warrants held by Apollo pursuant to the Warrant Agreement dated as of June 2, 2003 between the Company and Mellon Investor Services LLC.

2.       Demand Registrations.

         (a) Demand Registrations. Apollo may, at any time during the Term of this Agreement, by written notice (a "Demand Notice") delivered to the Company, require the Company to register under the Securities Act (a "Demand Registration") all or part of the Registrable Common Stock on behalf of Apollo and any of its Affiliates which hold Registrable Common Stock. Requests from Apollo to include shares in a Piggyback Registration shall not constitute a Demand Registration for purposes of this Section 2. All requests for Demand Registrations made pursuant to this Section 2 shall specify the number of shares of Registrable Common Stock to be registered and the intended methods of disposition thereof.
Notwithstanding anything to the contrary in the foregoing:

                (i) the Company shall not be required to effect more than two Demand Registrations during the term of this Agreement;




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                (ii) if the Company has previously effected an Effected Demand
Registration pursuant to this Section 2, the Company shall not be required to file another Registration Statement pursuant to this Section 2 until 180 days have elapsed from the date on which the registration statement filed with the SEC pursuant to such Effected Demand Registration was declared effective by the SEC; provided, that, if the previous Effected Demand Registration was effected by a "shelf" registration as requested by Apollo, the Company shall not be required to file another Registration Statement pursuant to this Section 2 until 180 days have elapsed from the earlier of (A) the date of the completion of the sale of all Registrable Common Stock registered pursuant to such Effected Demand Registration and (B) the date of expiration or withdrawal of such Registration Statement for such Effected Demand Registration;

                (iii) each Demand Registration shall be for at least one million shares of Registrable Common Stock; and

                (iv) if Apollo has exercised Piggy-Back Registration rights pursuant to Section 3 hereof, and in connection therewith at least 1,500,000 shares of Registrable Common Stock are included on the Registration Statement related to such Piggy-Back Registration when such Registration Statement is declared effective by the SEC, the Company shall not be obligated to file a Demand Registration Statement before the earlier of the date on which the lock-up agreement, if any, that Apollo has entered into with respect to such Registration Statement expires, or the date that is 180 days after the effective date of such Registration Statement.

         Notwithstanding the foregoing, the Company may delay a Demand Registration for the Permitted Delay Period (as defined below) from the date the Company first gives Apollo notice of such delay by written notice to Apollo stating the reason for and the extent of any such delay, if the Board of Directors of the Company determines in good faith that proceeding with the proposed offering would have a material adverse effect on the Company, or during the pendency of a transaction that the Board of Directors of the Company determines in good faith is material to the Company. As used herein, the "Permitted Delay Period" pursuant to this Section 2(a) shall be a period of days of up to 90 days; provided, however, in no event shall the Company delay any Demand Registration for a longer period than the Board of Directors determines in good faith is necessary under the existing circumstances; provided further that in no event shall the Company delay a Demand Registration more than once. If the Company delays the Demand Registration, Apollo may withdraw its Demand Notice during the pendency of such delay by written notice to the Company. If Apollo withdraws its Demand Notice pursuant to this Section 2(a) during the pendency of such delay, the Demand Registration shall not constitute a Demand Registration under this Agreement and shall not reduce the number of Demand Registrations to which Apollo is otherwise entitled and, none of the costs and expenses incurred by Apollo or the Company in connection with such withdrawn Demand Registration shall be considered Expenses for the purpose of calculating Excess Expenses pursuant to Section 7 hereof.

         (b) Filing and Effectiveness. The Company shall file a Registration Statement with respect to each of the Demand Registrations within 45 days of its receipt of the Demand Notice with respect thereto and shall use its reasonable best efforts to cause the same to be declared effective by the SEC within 105 days from the date of its receipt of the Demand Notice with respect thereto. Apollo may request that one Demand Registration be a "shelf" registration, in



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which case the Company shall keep the Registration Statement filed in respect thereof effective for a period of 180 days from the date on which the SEC declares such Registration Statement effective, or such shorter period which will terminate when the distribution of all registered Registrable Common Stock pursuant to such Registration Statement has been completed; provided, however, that the 180 day period for which such Registration Statement shall be effective shall be extended on a day-for-day basis for any day during such period that Apollo is unable to sell shares of Registrable Common Stock pursuant to such Registration Statement due to a delay imposed by the Company. Demand Registrations shall be on such appropriate registration form prescribed by the SEC under the Securities Act as shall reasonably be selected by the Company.

         (c) Piggy-Back by the Company and Other Shareholders. Subject to the provisions of Section 2(d), the Company may include shares of Common Stock to be sold by the Company for its own account ("Company Piggy-Back Shares") in a Demand Registration; provided the inclusion of the Company Piggy-Back Shares does not adversely affect the number of shares that may be sold in the offering under the Demand Registration or the price per share that may be obtained by Apollo in such offering. The Company shall not be entitled to include any shares of Common Stock or other securities on a Demand Registration for the account of holders thereof other than Apollo without Apollo's written consent, which may be provided or withheld in Apollo's sole discretion.

         (d) Reduction of Offering. If any of the Registrable Common Stock registered pursuant to any Demand Registration are to be sold in one or more firm commitment Underwritten Offerings, and the managing underwriter or underwriters determines that the inclusion in the offering of the Company Piggy-Back Shares and/or shares of Common Stock for the account of Persons other than Apollo ("Non-Apollo Shares"), or that the number of the Company Piggy-Back Shares or Non-Apollo Shares sought to be sold in the offering, is such as to adversely affect the price per share or the number of shares that may be sold by Apollo, the Company Piggy-Back Shares and Non-Apollo Shares shall be reduced (to zero, if necessary) to the extent necessary to avoid any adverse effect on the price per share and the number of shares to be sold by Apollo. If the shares included in the Demand Registration to be sold for the account of all other Persons other than Apollo, including the Company Piggy-Back Shares, have been reduced to zero and the number of Registrable Common Stock requested to be registered by Apollo exceeds the number of Registrable Common Stock recommended by the managing underwriter, then the number of Registrable Common Stock to be offered for the account of Apollo may be reduced.

         (e) Effective Registration Statement. A Demand Registration requested pursuant to this Agreement shall be deemed to have been effected (an "Effected Demand Registration") if:


                (i) a Registration Statement with respect thereto has been declared effective by the SEC and remains effective in compliance with the provisions of the Securities Act for a period of 60 days (or, in the case of a shelf registration, 180 days) or until such earlier time as all of such Registrable Common Stock included in such Registration Statement has been disposed of in accordance with such Registration Statement;





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                (ii) in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement to which the Company is a party that are the responsibility of the Company to satisfy or cause to be satisfied are satisfied or waived, unless the failure to satisfy such conditions is by reason of any breach or failure by Apollo; and

                (iii) in the event any Company Piggy-Back Shares are included on a Registration Statement filed in connection with a Demand Registration that is an Underwritten Offering, the number of shares of Registrable Common Stock that are registered on such Registration Statement as of the date such Registration Statement goes effective shall not have been reduced by more than 50% of the total number of shares of Registrable Common Stock that Apollo requested be registered pursuant to Apollo's Demand Notice as a result of a reduction in the total number of shares included in such Underwritten Offering based on a recommendation of the managing underwriter or underwriters in such Underwritten Offering.

         Apollo may at any time withdraw a request for a Demand Registration; provided, however, that, notwithstanding any such withdrawal (other than a withdrawal during the pendency of a delay of such Demand Registration by the Company pursuant to Section 2(a) or a withdrawal by Apollo as a result of a failure by the Company to satisfy its obligations under this Section 2 in connection with a request for a Demand Registration), (A) all of the costs and expenses incurred by the Company and Apollo prior to such withdrawal in connection with such request for a Demand Registration are deemed to be Expenses for purposes of the calculation of Excess Expenses pursuant to Section 7 and Apollo shall reimburse the Company for any Excess Expenses in connection therewith; and (B) if such withdrawal is made after the filing of the Registration Statement with respect thereto, such Demand Registration shall be deemed to be an Effected Demand Registration and shall count as one Demand Registration. In the event Apollo withdraws a request for a Demand Registration during the pendency of a delay of a Demand Registration by the Company pursuant to Section 2(a) or as a result of a failure by the Company to satisfy its obligations under this Section 2 in connection with a request for a Demand Registration, none of the expenses incurred by the Company and Apollo prior to such withdrawal in connection with such request for a Demand Registration shall be deemed to be Expenses for purposes of the calculation of Excess Expenses pursuant to Section 7 and the Demand Registration shall not be deemed to be an Effected Demand Registration.

         (f) Other Registrations. Except for any Demand Registrations effected by Apollo under this Agreement (such registration rights being hereinafter referred to as the "Apollo Registration Rights"), the Company shall not register any of its securities (other than a registration relating to the Company's employee benefit plans, exchange offers by the Company or a merger or acquisition of a business or assets by the Company, including, without limitation, a registration on Form S-8, Form S-4 or any successor form to such
Form), nor shall it effect a sale pursuant to Regulation D under the Securities Act of an aggregate amount of shares of Common Stock equal to or greater than 3% of its outstanding shares of Common Stock, whether on its own behalf or at the request of any holder or holders of such securities (other than pursuant to and in accordance with this Section 2), from the date of any Demand Notice delivered pursuant to and in accordance with this Section 2, until the earlier of (i) 90 days after the effective date of the Registration Statement filed in connection with such Demand Registration (or, in the case of a shelf registration, 180 days after such effective date, or such earlier date on which the sale of all shares of Registrable Common Stock included on such shelf Registration



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Statement has been completed), or (ii) the date Apollo's request for such Demand
Registration is withdrawn by Apollo, unless the Company shall have first notified Apollo in writing of its intention to do so, and Apollo and the managing underwriters, if any, shall have consented thereto in writing.

3.       Piggy-Back Registration.

         (a) Right to Piggy-Back. If, at any time, the Company proposes to file a Registration Statement under the Securities Act with respect to any class of its equity securities (other than a Registration Statement relating to the Company's employee benefit plans, exchange offers by the Company or a merger or acquisition of a business or assets by the Company, including, without limitation, a registration on Form S-8, Form S-4 or any successor form to such
Form), whether or not pursuant to registration rights granted to other holders of its securities or for its own account, the Company shall give written notice of such proposed filing to Apollo as soon as practicable, but not less than 20 days before the anticipated filing date of such Registration Statement. Such notice shall offer Apollo the opportunity to register such amount of Registrable Common Stock as Apollo may request (a "Piggy-Back Registration"). Subject to
Section 3(b) hereof, the Company shall include in each such Piggy-Back Registration all Registrable Common Stock with respect to which the Company has received from Apollo a written request for inclusion therein within 10 days after notice has been duly given to Apollo. Subject to subsection (b) below, Apollo shall be permitted to withdraw all or any part of the Registrable Common Stock from a Piggy-Back Registration at any time prior to the effective date of such Piggy-Back Registration.

         (b) Priority on Piggy-Back Registrations. If any of the Registrable Common Stock registered pursuant to any Piggy-Back Registration are to be sold in one or more firm commitment Underwritten Offerings, and the managing underwriter or underwriters determines that the inclusion in the offering of the shares of Registrable Common Stock to be sold by Apollo and/or Non-Apollo Shares, or that the number of shares of Registrable Common Stock to be sold by Apollo, the Company and any other Persons seeking to register shares in such offering is such as to adversely affect the price per share or number of shares that may be sold in such offering, by the Company or any other Person, the amount of securities to be offered for the account of all other Persons other than Apollo and the Company shall be reduced (to zero, if necessary) to the extent necessary to avoid any adverse effect on the price per share and the number of shares to be sold by the Company and Apollo. If the shares to be sold for the account of all other Persons other than Apollo or the Company have been reduced to zero and the number of shares of Registrable Common Stock requested to be registered by Apollo, together with the securities being registered by the Company, exceeds the number of shares of Registrable Common Stock recommended by the managing underwriter, then the number of shares of Registrable Common Stock to be offered for the account of Apollo shall be reduced or limited (to zero, if necessary) to the extent necessary to avoid any adverse effect on the price per share and the number of shares to be sold by the Company, as recommended by such managing underwriter or underwriters.

         (c) Registration of Securities Other than Registrable Common Stock. Except for the Apollo Registration Rights, without the written consent of the holders of a majority in aggregate amount of the Registrable Common Stock then outstanding, the Company shall not grant to any


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Person the right to request the Company to register any securities of the
Company under the Securities Act unless the rights so granted are subject to the prior rights of Apollo as set forth herein, and are not otherwise in conflict or inconsistent with the provisions of, this Agreement.

4. Board of Directors. If, at any time, Apollo beneficially owns less than one million shares of Registrable Common Stock, Apollo shall use its best efforts to cause the individual that Apollo has designated to the Board of Directors of the Company to tender his resignation from the Company's Board of Directors.

5.       Holdback Agreements

         (a) Restrictions on Public Sale by Apollo of Registrable Common Stock. Apollo agrees not to effect any public sale or distribution of securities of the Company (except as part of an Underwritten Registration), including a sale pursuant to Rule 144 under the Securities Act, during the period commencing on the date the Company notifies Apollo that it reasonably expects a Registration Statement with respect to an Underwritten Offering to become effective within 10 days, and ending 90 days after the effective date of the Registration Statement for such Underwritten Offering, or if such Registration Statement fails to go effective within 20 days after the date of such notice, ending on the 20th day after such notice, but commencing again on the date such Registration Statement is declared effective by the SEC and ending 90 days after the effective date of such Registration Statement; provided that the foregoing shall terminate and have no further force and effect if the individual that Apollo has designated to the Board of Directors of the Company has resigned from the Company's Board of Directors. If requested by the managing underwriter or underwriters in connection with an Underwritten Registration during the Term of this Agreement and provided that Apollo beneficially owns 5% or more of the Company's common stock outstanding as of such date or the individual that Apollo has designated to the Board of Directors of the Company is still serving as a director, Apollo agrees to enter into a customary lock-up agreement with such underwriter or underwriters, in such form as mutually agreed upon by Apollo and such underwriter(s), restricting Apollo's right to effect any public sale or distribution of securities of the Company (except as part of such Underwritten Registration) during the period commencing on the date the Company notifies Apollo that it reasonably expects a Registration Statement with respect to an Underwritten Offering to become effective within 10 days, and ending 90 days after the effective date of the Registration Statement for such Underwritten Offering, or if such Registration Statement fails to go effective within 20 days after the date of such notice, ending on the 20th day after such notice, but commencing again on the date such Registration Statement is declared effective by the SEC and ending 90 days after the effective date of such Registration Statement.

         (b) Restrictions on Public Sale by the Company. The Company agrees, if requested by the managing underwriter or underwriters in a Demand Registration of Registrable Common Stock covered by a Registration Statement filed pursuant to Section 2 hereof, not to effect any public sale or distribution of Common Stock except as part of such Underwritten Registration or pursuant to registrations relating to the Company's employee benefit plans, exchange offers by the Company or a merger or acquisition of a business or assets by the Company, including, without limitation, a registration on Form S-8, Form S-4 or any successor form to such Form, nor shall it effect a sale pursuant to Regulation D under the Securities Act of an aggregate amount of shares of Common Stock equal to or greater than 3% of its outstanding shares of Common Stock,


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during the period commencing on the date that is 10 days prior to the date the
Company expects the Registration Statement for such Demand Registration to become effective, and ending 90 days after the effective date of the Registration Statement for such Demand Registration.

6. Registration Procedures. In connection with the registration obligations of the Company pursuant to and in accordance with Section 2 of this Agreement, the Company shall effect such registrations to permit the sale of the Registrable Common Stock in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall, as expeditiously as possible:

         (a) promptly prepare and file with the SEC (and in any event within the time specified in Section 2(b) hereof) the requisite Registration Statement to effect such registration and thereafter use its commercially reasonable efforts to cause such Registration Statement to become effective; provided, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, the Company shall provide Apollo's counsel with an adequate and appropriate opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC;

         (b) notify Apollo and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment related to such Registrable Common Stock has been filed, and, with respect to a Registration Statement or any post-effective amendment related to such Registrable Common Stock, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event which makes any statement of a material fact made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which requires the making of any changes in such Registration Statement or Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the reasonable determination of the Company that a post-effective amendment to such Registration Statement would be appropriate;

         (c) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Common Stock for sale in any jurisdiction, as promptly as practicable;

         (d) if requested by the managing underwriters or Apollo, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Company reasonably agree should be included therein, as is customary


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under the circumstances, or as may be required by applicable law (it being understood and agreed that the Company shall not be deemed to be acting unreasonably in refusing to agree to incorporate information if it is acting based on the advice of counsel), (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such Prospectus supplement or such post-effective amendment and (iii) supplement or make amendments to such Registration Statement; provided, however, that the Company shall not be required to take any of the actions in this Section 6(d) which are not, in the opinion of counsel for the Company, in compliance with applicable law;

         (e) furnish to Apollo and each managing underwriter, if any, without charge, at least one copy of each Registration Statement related to such Registrable Common Stock and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including, if requested, those previously furnished or incorporated by reference) at the earliest practicable time under the circumstances;

         (f) deliver to Apollo and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses related to such Registrable Common Stock (including each preliminary prospectus) and as many copies of any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of such Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Common Stock and the underwriters, if any, in connection with the offering and sale of the Registrable Common Stock covered by such Prospectus or any amendment or supplement thereto, in accordance with the terms thereof,

         (g) prior to any public offering of Registrable Common Stock, to register or qualify or cooperate with Apollo, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Common Stock for offer and sale under the securities or Blue Sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective under this Agreement and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Common Stock covered by the applicable Registration Statement; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified or (B) take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

         (h) in connection with an Underwritten Offering, participate, to the extent reasonably requested by the managing underwriter for the offering or Apollo, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows;"

         (i) cooperate with Apollo and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Common Stock to be sold, which certificates shall not bear any restrictive legends;


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         (j) upon the occurrence of any event contemplated by Sections 6(b)(v)
or 6(b)(vi) above, prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Common Stock being sold thereunder, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

         (k) to the extent possible, cause all Registrable Common Stock covered by such a Registration Statement, if not so listed or quoted, to be (i) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (ii) authorized to be quoted on the NASDAQ or the National Market System of NASDAQ if the securities so qualify, if requested by Apollo;

         (l) enter into a firm commitment underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company and to Apollo, and to contain such representations and warranties by the Company and Apollo and such other terms as are generally prevailing in agreements of that type or may reasonably be requested by the underwriters, including, without limitation, indemnification and contribution to the effect and to the extent provided herein;

         (m) enter into such agreements and take all such other actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or Apollo) in order to expedite or facilitate the disposition of such Registrable Common Stock and, in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) obtain opinions of counsel to the Company (which opinions in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and Apollo) addressed to Apollo and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings; (ii) use its best efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company addressed to Apollo and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and (iii) deliver such documents and certificates as may be requested by Apollo and the managing underwriters, if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

         (n) cooperate with Apollo and each underwriter participating in the disposition of such Registrable Common Stock and their respective counsel in connection with any filings required to be made with the NASD;

         (o) make available for inspection by a representative of Apollo, any underwriter participating in any disposition of Registrable Common Stock, and any attorney or accountant retained by Apollo or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company; and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration

Statement; provided, however, that any such records, information or documents shall be kept confidential by such Persons and their designees, unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order (provided that the Company shall first be given notice thereof (to the extent practicable) and an opportunity to obtain an appropriate protective order) or (iii) disclosure of such records, information or documents, in the opinion of counsel to such Person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act); and

         (p) otherwise comply with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering, and make available to its securityholders, as soon as reasonably practicable, the Company's annual earnings statement and such quarterly earnings statements covering the period of at least twelve months ending immediately after completion of such Demand Registration, which earnings statement shall satisfy the provisions of Section 11 (a) of the Securities Act and Rule 158 promulgated thereunder.

         The Company may require Apollo to furnish the Company such information regarding Apollo and the distribution of the securities covered by such Registration Statement as the Company may from time to time reasonably request in writing and as is required by applicable laws and regulations.

         Apollo agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 6(b)(ii), 6(b)(iii), 6(b)(iv), 6(b)(v) or 6(b)(vi) hereof, Apollo shall forthwith discontinue disposition of such Registrable Common Stock covered by such Registration Statement or Prospectus until Apollo's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such Prospectus.

7. Registration Expenses. All of the Expenses of any Demand Registration or Piggy-Back Registration shall be borne by the Company whether or not any Registration Statement becomes effective. The Company shall also pay the reasonable fees, disbursements and other charges of Apollo's legal counsel incurred in connection with the Demand Registrations ("Apollo's Legal Fees"). Notwithstanding the foregoing, Apollo shall pay (a) in connection with any Demand Registration, the reasonable out-of-pocket Expenses incurred by the Company with respect to such Demand Registration, and Apollo's Legal Fees, to the extent the aggregate amount of such out-of-pocket Expenses and Apollo's Legal Fees incurred in connection with one or more Demand Registrations pursuant to this Agreement exceed $750,000 (the "Excess Expenses"); provided, however, that if any shares of Common Stock other than Apollo's shares of Registrable Common Stock are included on any Registration Statement declared effective in connection with a Demand Registration, Apollo shall only pay its Pro Rata Portion of Excess Expenses, if any; and (b) in connection with any Piggyback Registration, Apollo shall pay its Pro Rata Portion of the Piggyback Expenses (as defined below). As used herein, Apollo's "Pro Rata Portion" of Excess Expenses in connection with any Demand Registration shall be determined on the basis of the number of shares of Registrable Common Stock included on such effective

Registration Statement, compared to the total number of shares included on such effective Registration Statement by Apollo and all other Persons, including the Company, whether or not any of the shares included on such effective Registration Statement by Apollo and/or such other Persons are sold or thereafter withdrawn. As used herein, Apollo's "Pro Rata Portion of Piggyback Expenses" shall be the fees, disbursements and other charges of Apollo's legal counsel incurred in connection with such Piggyback Registration, and that portion of the SEC filing fees and any listing fees directly related to the shares of Registrable Common Stock included on the effective Registration Statement related to such Piggyback Registration. For purposes of this Agreement, "out-of-pocket" means payments to third parties and shall not include payments to or costs charged for the Company's employees or services.

         Notwithstanding anything to the contrary herein, the Company shall be responsible for payment of any transfer taxes and any underwriting commissions and discounts related to shares of Common Stock sold by the Company in connection with any Demand Registration or Piggy Back Registration, and such taxes, underwriting commissions and discounts shall not be included in the Expenses or the Excess Expenses for purposes of determining the amount of the Excess Expenses. Apollo shall be responsible for any transfer taxes and underwriting commissions and discounts related to the Registrable Common Stock sold by Apollo in connection with any Demand Registration or Piggy-Back Registration.

8.       Indemnification

         (a) Indemnification by the Company. The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless to the full extent permitted by law, Apollo, its officers, directors, agents and employees, each Person who controls Apollo (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents or employees of any such controlling Person, from and against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and reasonable expenses (collectively, "Losses") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that the same are based upon information furnished in writing to the Company by Apollo expressly for use therein or by Apollo's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto (to the extent Apollo is required to do so under applicable securities laws) after the Company has furnished Apollo with a sufficient number of copies of the same. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the extent set forth in any underwriting agreement entered into by the Company.

         (b) Indemnification by Apollo. In connection with any Registration Statement in which Apollo is participating, Apollo shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, the

Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statement therein not misleading, to the extent that such untrue statement or omission is based upon any information so furnished in writing by Apollo to the Company expressly for use in such Registration Statement or Prospectus or by Apollo's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto (to the extent Apollo is required to do so under applicable securities laws) after the Company has furnished Apollo with a sufficient number of copies of the same. In no event shall the liability of Apollo be greater in amount than the dollar amount of the proceeds (net of the payment of all expenses) received by Apollo upon the sale of the Registrable Common Stock giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such Persons expressly for use in any Prospectus or Registration Statement.

         (c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation or inquiry) shall be brought or any claim shall be asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the party from which such indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with the defense thereof, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party hereunder for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof, other than to the extent set forth below. All fees and expenses incurred by the Indemnified Party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid promptly to the Indemnified Party, as incurred. Any such Indemnified Party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such Indemnified Party unless (a) the Indemnifying Party has agreed to pay such fees and expenses or (b) the Indemnifying Party shall have failed to promptly assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to the Indemnified Party in any such action, claim or proceeding or
(c) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, unless in the reasonable judgment of any such Indemmified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such action, claim or proceeding, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels).

         (d) Contribution. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party under Sections 8(a) or 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any Losses, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall, jointly and severally, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and such Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8(d), an Indemnifying Party that is a selling holder of Registrable Common Stock shall not be required to contribute any amount in excess of the amount of the proceeds received by such Indemnifying Party from the sale of the Registrable Common Stock (net of the payment of all expenses related to such sale by such Indemnifying Party) exceeds the amount of any damages which such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

9. Rule 144 and Rule 144A. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner. The Company further covenants that it will cooperate with Apollo with respect to Apollo's efforts to sell shares of Registrable Common Stock in block trades or other similar transactions without registration under the Securities Act and shall take such further action as Apollo may reasonably request to the extent required from time to time to enable Apollo to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A.

10. Underwritten Registrations. If any Demand Registration is an Underwritten Offering, the underwriter, the investment banker or investment bankers and managers of such Underwritten Offering shall be selected by mutual agreement of the Company and Apollo. If any Piggy-Back Registration is an Underwritten Offering, the Company will have the right to select the underwriters, the investment banker or investment bankers and managers, provided, that such Persons shall be reasonably satisfactory to Apollo if Apollo is participating in such Underwritten Offering. Apollo shall have the right to participate in any meetings with the underwriters regarding an Underwritten Offering in which Apollo is participating (including initial meetings in which underwriters, investment bankers and managers are interviewed for selection).

11.      Miscellaneous

         (a) Termination. This Agreement shall remain effective and have a term (the "Term") commencing on the date hereof and terminating on such date as Apollo (together with any Affiliates of Apollo that then hold shares of Registrable Common Stock) beneficially owns less than one million shares of Registrable Common Stock.

         (b) Recapitalization, Exchanges. etc. If any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Preferred Stock, Warrants or Common Stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, stock split, sale of assets, distribution to stockholders or combination of the Preferred Stock, Warrants or Common Stock, or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of Apollo and the Company under this Agreement and the terms "Common Stock," "Preferred Stock," "Warrants" and "Registrable Common Stock," each as used herein, shall be deemed to include shares of such capital stock or other securities, as appropriate. Without limiting the foregoing, whenever a particular number of shares of Common Stock or Registrable Common Stock is specified herein, such number shall be adjusted to reflect stock dividends, stock splits, reverse stock splits, combinations or other reclassifications of stock or any similar transactions.

         (c) Remedies. In the event of a breach by either party of its obligations under this Agreement, the other party hereto, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of any such breach, it shall waive the defense that a remedy at law would be adequate.

         (d) No Inconsistent Agreements. The Company has not entered into, and shall not on or after the date of this Agreement enter into, any agreement with respect to its securities which is inconsistent with the rights granted to Apollo in this Agreement or which otherwise conflicts with the provisions hereof.

         (e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument signed by the Company and Apollo.

         (f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, nationally recognized air courier, telex or telecopier:

        If to Apollo:

                Apollo Management, L.P.
                10250 Constellation Boulevard, Suite 2900
                Los Angeles, California 90067
                Attn: Michael D. Weiner
                Fax: (310) 843-1999

        With a copy (which shall not constitute notice) to:

                Morgan, Lewis & Bockius LLP
                300 South Grand Avenue, Suite 2200
                Los Angeles, California 90071
                Attn: John F. Hartigan, Esq.
                Fax: (213) 612-2554

        If to Company:

                Hayes Lemmerz International, Inc.
                15300 Centennial Drive
                Northville, Michigan 48167
                Attn: Patrick C. Cauley, Esq.
                Fax: (734) 737-2069

        With a copy (which shall not constitute notice) to:

                Skadden, Arps, Slate, Meagher & Flom LLP
                One Rodney Square
                P.O. Box 636
                Wilmington, Delaware 19899
                Attn: Robert B. Pincus, Esq.
                Fax: (302) 651-3001

         All such notices and communication shall be deemed to have been duly given: when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely dispatched, if by air courier; when answered back, if telexed; and when receipt is acknowledged, if telecopy. Any of the above addresses may be changed by notice made in accordance with this Section 11(f).

         (g) Owner of Registrable Common Stock. The Company will maintain, or will cause its registrar and transfer agent to maintain, a stock book with respect to the Common Stock, in which all transfers of Registrable Common Stock of which the Company has received notice will be recorded. The Company may deem and treat the Person in whose name Registrable Common Stock are registered in the stock book of the Company as the owner thereof for all purposes, including without limitation, the giving of notices under this Agreement.

         (h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Notwithstanding the foregoing, Apollo shall not be entitled to assign any of its rights hereunder, except that the Demand Registration rights set forth herein, prior to the exercise thereof by Apollo, may be assigned only in connection with a transfer of the Registrable Common Stock to an Affiliate of Apollo.

         (i) Counterparts; Facsimile. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws, and each party hereto submits to the non-exclusive jurisdiction of the federal and state courts within the State of New York.

         (l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         (m) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto, in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.



                                      ***

         IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent thereunto duly authorized, this Registration Rights Agreement as of the date first above written.

                                        THE COMPANY:

                                        HAYES LEMMERZ INTERNATIONAL, INC.,
                                        a Delaware corporation

                                        By:   /s/ Patrick C. Cauley
                                           -------------------------------
                                           Name:  Patrick C. Cauley
                                                 -------------------------
                                           Title: Vice President
                                                 -------------------------


                                        APOLLO:

                                        AP WHEELS, LLC,
                                        a Delaware limited liability company

                                        By: Apollo Management V, L.P.,
                                        as Manager

                                        By: AIF V Management, Inc.,
                                        its General Partner

                                        By:   /s/ Larry Berg
                                           -------------------------------
                                           Name:  Larry Berg
                                                 -------------------------
                                           Title: Senior Partner
                                                 -------------------------